                                                                   EXHIBIT 10.12

                           SOFTWARE LICENSE AGREEMENT
                           --------------------------


     THIS SOFTWARE LICENSE AGREEMENT is made and entered into as of the 13th day of December 1999 ("Effective Date") by and between Motive Communications, Inc. ("Motive"), a Delaware corporation with its principle place of business at 9211 Waterford Centre Blvd, Austin, TX 78758 and Hewlett-Packard Company (HP), a Delaware corporation with its principle place of business at 3000 Hanover St., Palo Alto, CA 94304 on behalf of itself and its worldwide subsidiaries and affiliates ("HP").

1.   DEFINITIONS
     -----------
     1.1. "Acceptance" of the Licensed Product(s) is defined by HP's acceptance as described in Section 4.

     1.2. "Agreement" shall mean the terms and conditions contained herein, all exhibits and appendices attached hereto, and any other documents incorporated by reference, including any written amendments to the foregoing which have been signed by the authorized representatives of the parties.

     1.3. "Customer(s)" shall mean any individual or corporation who has a computer from HP ("HP Product") or whom HP has a requirement to provide Technical Support (as defined below) to that individual or corporation for said HP Product.

     1.4. "Documentation" means any software support materials, including user's manuals and any other materials in any form normally provided by the Motive to the users of the Licensed Product(s); at a minimum, it shall include sufficient information to enable HP to properly operate the Licensed Product(s) safely and efficiently.

     1.5. "External Use" means use on a worldwide basis, by (a) HP, and (b) any employees, contractors, consultants, agents or distributors of HP for the purpose of delivering Technical Support (as defined below) to Customers.

     1.6. "Licensed Product(s)" includes (a) any and all software to which HP obtains or is granted any rights under this Agreement; (b) any and all related Documentation; (c) New Releases; and (d) New Versions.

     1.7. "New Release" (1.xx) means a newly marketed variation of the Licensed Product(s) or its components which exhibits expanded functionality, improved performance, or defect corrections when compared to the original Licensed Product(s).

     1.8. "New Version" (X.00) means a newly marketed variation of the Licensed Product(s) or its components which exhibits significantly different functionality or different platform and system specifications when compared to the original Licensed Product(s).

     1.9. "Object Code" means any machine executable code derived form Source Code.

     1.10. "Operating System" means the control program in a computer that provides the interface to the computer hardware and peripheral devices, and optionally may allocate memory resources, processor resources, input/output resources, and security resources.

     1.11. "Source Code" means all human readable code which documents Licensed Product(s), including all related compilers, utilities, listings, test suites, build scripts, libraries, design documentation, and technical documentation.

     1.12. "Specifications" means any and all information, which describes the capabilities and functionality of the Licensed Product(s) found in Motive user guides and product release notes.

     1.13. "Sustaining Use" means the ability to continue supporting existing HP Product units already shipped and supported using the Licensed Products at the time of [*] of particular Licensed Products under a particular schedule to this Agreement. Sustaining Use does not allow for the [*] of the Licensed Products on new HP Product shipments after such [*].

     1.14. "Technical Support" is the use of the Licensed Products to support HP's delivery of warranty services and basic or extended services for HP Products which include commercial and consumer [*]. Such Technical Support services may be provided by HP's employees, contractors, consultants, agents or distributors of HP who are delivering Technical Support to Customers on behalf of HP.

     1.15. "Warranty Period" is [*] following the date of initial delivery of each Licensed Product(s) model.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

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2.   RIGHTS GRANTED
     ==============

     2.1. Motive hereby grants to HP an irrevocable (except as authorized in this Agreement), worldwide, nonexclusive, nontransferable (except within HP), royalty-free perpetual license (perpetual licenses will be noted as such) and right to use the Licensed Product(s) designated in the Appendix 1, Pricing Schedule(s) to this Agreement to provide Technical Support to Customers.

     2.2. Motive hereby grants to HP the right to reproduce a reasonable number of copies of all the Licensed Product(s) solely for backup and archival purposes, and/or the installation of an operational copy of the Licensed Product(s) on a dedicated disaster recovery machine at no additional charge. HP will use reasonable commercial efforts to maintain the copyright notice and any other notices that appear on any Licensed Product(s) on any copies and any media.

     2.3. HP may bundle with the HP Products or provide to its Customers access to the Licensed Products currently called "Motive Support Tuner" and "Motive Concentrator" that will run on an HP Product. HP further agrees that such access to these two programs (or any replacement or renamed program) will be solely for the purpose of providing Technical Support to its Customers through the use of Motive's server and support desktop Licensed Products. HP agrees that the distribution of these two programs to its Customers and use of the Licensed Products to provide Technical Support to Customers shall be done under the terms as set forth in HP's standard end user license agreement attached hereto and incorporated herein by reference. HP agrees that should the terms of its standard end user license agreement change, those provisions governing copyright, title, intellectual property right protections, and limitation of liability shall remain substantially the same as contained in the HP's standard end user license agreement attached hereto. HP shall be liable for any obligations or liabilities extended to their Customer(s) that are over and above those contained in the Agreement. HP will use reasonable commercial efforts to maintain the copyright notice and any other notices that appear on any Licensed Product(s) on any copies and any media.

     2.4. Except for the "Motive Support Tuner" and "Motive Concentrator", the Licensed Products may only be used by i) employees of HP, or ii) contractors/agents of HP who are under a written agreement with HP which will protect Motive's Licensed Products similar to the protections and restrictions under this Agreement and who are performing services solely in support of Customer Technical Support requirements. If HP subcontracts its Technical Support obligations of its products to a third party (contractor or agent) such third party will be authorized to use the Licensed Products provided that (1) the third party uses the Licensed Products solely on behalf of HP to support HP or fulfill HP's Technical Support obligation to Customers and no other customers of the third party; and (2) upon completion or termination of the subcontracting agreement between HP and the third party, all Motive's Licensed Products and Confidential Information be returned to HP.

     2.5. Motive retains all right, title, and interest in the Licensed Product(s) and Documentation including all patches, revisions and updates made by either party.

     2.6. Nothing in this Agreement shall preclude HP from independently developing, acquiring or marketing, for itself, or for others, software which may perform the same or display similar functions as the Licensed Product(s) or any of its components without use or disclosure of Motive's Confidential Information.

     2.7. HP shall not, reverse engineer, create Licensed Products which are primarily derived from the Licensed Products, decompile, or disassemble the Licensed Product(s) or any portion thereof, nor otherwise attempt to derive the Source Code.

     2.8. HP may customize the self-service and assisted service UI web browser pages of the Licensed Products provided that HP [*] in an appropriate manner as mutually agreed. No other modifications to the Licensed Products will be made without Motive's prior written consent.

3.   DELIVERY AND INSTALLATION
     -------------------------

     3.1. Motive shall deliver the Licensed Product(s) specified in the Appendices.

     3.2. Motive shall provide HP with all software, programs or materials necessary for the Licensed Product(s) to function as set forth in the Specifications and Documentation. Installation and implementation of the Licensed Product(s) shall be as set forth in the Appendix 1.

     3.3. The Licensed Product(s) will be provided to HP in a format, which allows the Licensed Product(s) to be installed on computer systems without the need to enter special security codes.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

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     3.4. Motive shall promptly provide HP with any New Version or New Release of the Licensed Product(s) [*], so long as HP is [*] of [*].

4.   [*]

     4.1. With the advice and assistance of Motive's representatives, HP will operate the Licensed Product(s) to conduct [*] business days after initial delivery of each License Product model. Such [*] shall be conducted on one or more of HP's facilities on HP's equipment in order to determine whether the Licensed Product(s) materially performs according to Specifications in HP's operating environment.

     4.2. If for the above specified [*] business days, the Licensed Product(s) materially performs in accordance with the Specifications, HP shall sign the [*] certificate.

     4.3. If the Licensed Product(s) has not successfully completed the [*] HP shall promptly notify Motive in writing and shall specify with as much detail as possible in which respect a Licensed Product(s) has failed to pass the [*]. At HP's option, HP can either terminate this Agreement in whole or in part at that point (in which case section 4.4 applies) or request Motive to make corrections and modifications in the Licensed Product(s). If HP elects the latter, Motive will cause the Licensed Product(s) to be ready for [*] no later than [*] business days from the date that HP first notified the Motive of the failure to pass the [*]. Motive shall notify HP when such corrections and modifications have been made, at which time HP can again perform [*] as provided in this section. If, in HP's [*], the Licensed Product(s) still [*] in accordance with the Specifications, HP shall promptly notify Motive in writing, and shall have the right, at HP's option, to terminate this Agreement in whole or in part by giving written notice to Motive. (in which case section 4.4 applies).

     4.4. Upon HP's termination of this Agreement after [*], HP shall promptly return the effected Licensed Product(s) and associated Documentation and materials to Motive at Motive's expense. HP shall have the right to [*] under this Agreement for the effected Licensed Product(s). In the case of a Licensed Product(s) which was licensed on a [*] basis, the parties will mutually agree to the equitable portion of [*] payment, attributable to the [*] Licensed Product, to be [*].

     4.5. In no event shall use of any product by HP for business, profit, revenue, or any other purpose during any phase of the [*], constitute [*] of any product by HP.

     4.6. Absent HP's written notice of [*] by the [*] business day from the initial delivery of each Licensed Product model, the Licensed Product(s)s will be deemed accepted by HP.

5.   FEES, INVOICES, AND PAYMENT TERMS
     ---------------------------------

     5.1. In consideration of the rights granted to HP hereunder for Licensed Product(s)s and upon the [*] by Motive hereunder, HP shall pay to Motive the amounts specified in the Appendices for each purchase made under this Agreement as specified in the appendices to this Agreement and within thirty-five days of HP's receipt of Motive's invoice. Motive shall invoice for Licensed Product(s) and services in accordance with the applicable Appendices.

     5.2. All fees referred to in this Agreement are in and shall be paid in U.S. Dollars and do not include any sales tax, use tax, or duties. All such taxes or duties shall be payable by HP except for any taxes based on Motive's income.

     5.3. Invoices shall be forwarded to HP's Financial Services Center at P.O. Box 2810, Colorado Springs, CO 80901-2810 All invoices shall provide sufficient detailed information for HP to identify products and services rendered and expenses incurred, if any. In the event of a dispute, HP shall pay all undisputed portions of an invoice.

6.   TERMINATION
     -----------

     6.1. Either party has the right to terminate this Agreement in whole or in part if the other party materially breaches any obligation hereunder and has failed to cure the breach within thirty (30) days written notice of the breach.

     6.2. Motive shall be deemed in material breach if (i) the Licensed Product(s) program exhibits defects causing serious disruption of use or repeated periods of downtime, notwithstanding Motive's remedial or maintenance efforts, if such disruption or downtime is frequent over any [*] month period or (ii) the Licensed Product(s) are not actively marketed, supported, or enhanced through out the term of the Agreement.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

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     6.3. HP may terminate this Agreement by written notice to Motive and may regard Motive as in material breach of this Agreement if Motive (1) becomes insolvent, (2) makes a general assignment for the benefit of creditors, (3) suffers or permits the appointment of a receiver for its business or assets, (4) becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or (5) has wound up or liquidated, voluntarily or otherwise.

     6.4. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of (or if loss of the Licensed Product(s) is caused by) natural disaster, actions or decrees of governmental bodies or communications line failure that is (a) unavoidable and (b) not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall give written notice to the other party within thirty days and shall do everything possible to resume performance. Upon receipt of such notice, this Agreement shall immediately be suspended and any delivery date extended for a period equal to the duration of the Force Majeure Event; any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such event. If the period of nonperformance exceeds [*] days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may terminate this Agreement with written notice.

     6.5. In the event that this Agreement is terminated, each party shall return to the other all papers, materials, and other properties of the other party then in its possession. However, if HP terminates this Agreement or a pricing schedule issued under this Agreement, due to material breach by Motive, HP may, in its sole discretion, (1) have no obligation to return the Licensed Product(s) and Documentation that were licensed on a perpetual basis, provided HP has paid all outstanding license fees or (2) request and Motive shall be obliged to [*] amount of maintenance fees (in addition to any other remedies in law or equity available to HP). If the Licensed Products were licensed on a usage fee basis, HP may elect to continue using the Licensed Products on a Sustaining Use basis by paying the amount agreed to in a pricing schedule or return the Licensed Products and make [*] for the Licensed Products and Documentation.

     6.6. The obligations of the parties under sections entitled "Return of Properties," "Warranty," "Confidential Information," and "Indemnification" shall not expire upon termination of this Agreement or any license hereunder. If HP terminates this Agreement due to material breach by Motive than the obligation under the section entitled "Rights Granted" shall survive termination of this Agreement. Any remedy expressed herein is nonexclusive of any other remedies at law or in equity.

     6.7. Motive may terminate this Agreement in the case of a material breach of Sub Section 2.7 under the Section "Rights Granted" if HP has not cured the breach within [*] days of written notice. Upon such termination of this Agreement by Motive, the license and all other rights granted to HP shall cease, and HP shall immediately (i) return the Licensed Product(s), Documentation and all copies thereof to Motive or alternatively, provide written certification that all copies of the Licensed Product(s) and Documentation have been destroyed, (ii) purge all copies of the Licensed Product(s) or any portion thereof from all computers and from any computer storage device or medium on which HP has placed or has permitted others to place the Licensed Product(s). Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

7. WARRANTIES
   ----------

     7.1. Motive warrants and represents that the Licensed Product(s) shall operate in material conformance with the Specification throughout the Warranty Period.

     7.2. If during the Warranty Period HP gives Motive oral or written notice of non-conformity of the Licensed Product(s) with the Specification, Motive shall investigate such as soon as possible (but not later than [*] after receipt of such notice). Motive will then classify the problem with concurrence by HP, as either a problem preventing normal operations ("Category A"), or other problem ("Category B"). Motive will provide commercially reasonable efforts to correct all Category A problems within twenty-four hours of notice and Category B problems within [*] days.

     7.3. At any time during the Warranty Period, if HP has notified Motive of a failure of the Licensed Product(s) to materially meet the Specification and Motive has not fixed the non-conformity within [*]; Motive will at its option either i) replace the non-conforming Licensed Product(s) with a compatible functionally equivalent conforming product, or ii) refund all license fees paid to Motive for the non-conforming Licensed Product(s) pursuant to this Agreement, provided that HP immediately returns the Licensed Product(s) to Motive. In the case of a Licensed Product(s) which was licensed on a [*] basis, the parties will mutually agree to the equitable portion of [*] payment, attributable to the unaccepted Licensed Product, to be reimbursed.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

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     7.4.  Motive warrants that the Licensed Product(s) shall be compatible with the Operating System, application programs, computing equipment, and networks contemplated by the Documentation.

     7.5. Motive warrants and represents that all software, hardware and firmware (collectively "Product(s)(s)") furnished under this Agreement are "Year 2000 Compliant." Year 2000 Compliant Product(s)s will perform without error, loss of data or loss of functionality arising from any failure to process, calculate, compare or sequence data accurately. In addition, Year 2000 Compliant Product(s)s will not cause any associated products or systems in which they may be used to fail in any of the ways described herein. This Year 2000 Compliance warranty shall remain in effect through December 31, 2000, notwithstanding any other warranty period specified in this Agreement.

     7.6. Illicit Code: Motive strictly warrants that no program that Motive provides to HP will: (1) contain hidden files; (2) have any "time bomb"; (3) replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (4) alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; or
           (5) contain any key, node lock, time-out or other function [whether implemented by electronic, mechanical or other means] which restricts or may restrict use or access to programs or data based on residency on a specific hardware configuration, frequency or duration of use, or other limiting criteria. If this warranty is breached, notwithstanding anything elsewhere in this Agreement to the contrary, Motive shall be in material breach of this Agreement.

     7.7. Motive warrants that it has, as of the date of delivery and perpetually thereafter, free and clear title, and all proprietary rights to, the Licensed Product(s) and any related product that will be used in connection with the Licensed Product(s). Motive warrants that it has the rights to possess, use, sell, license, transfer, lease, and assign any and all products that are sold, leased, rented, licensed, or otherwise provided to HP by Motive.

     7.8. Motive warrants that HP's use of any Licensed Product(s) or other product provided in connection with this Agreement will not infringe any patent, trademark, copyright, or other proprietary right of any third party. Motive further warrants any information disclosed to HP will not contain any trade secrets of any third party, unless disclosure is permitted by such third party.

     7.9. Motive warrants that the Licensed Product(s), the license to HP by this Agreement, and the performance by Motive of the services, shall be in compliance with all applicable laws, rules and regulations.

     7.10. Motive warrants that it is financially capable of fulfilling all requirements of this Agreement, that there are no legal proceedings against Motive or any related entity that could threaten performance of this Agreement, and that Motive is not prohibited by any supplier loan, contract, financing arrangement, etc. from entering into this Agreement.

     7.11. Motive warrants that it is a validly organized entity, with the legal capacity and power to enter into this Agreement.

     7.12. Motive warrants there are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on Motive's ability to fulfill its obligations under this Agreement. Motive further warrants it will immediately notify HP if, during the term of this Agreement, Motive becomes aware of any action, suit or proceeding, pending or threatened, which will have a material adverse effect of Motive's ability to fulfill the obligations under this Agreement.

     7.13. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES SET FORTH ABOVE, LICENSOR HEREBY DISCLAIMS AND HP EXPRESSLY WAIVES ANY AND ALL OTHER EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AND ANY AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.   CONFIDENTIAL INFORMATION
     ------------------------

     8.1. To the extent that confidential information is involved, it is agreed that the party disclosing such information ("Discloser") shall clearly identify such information as confidential when furnishing it to the other party ("Recipient"). In the case of information transmitted in writing, such identification will be made by marking such information clearly as confidential or proprietary; and in the case of information transmitted orally, the Discloser shall provide, within thirty days after the disclosure, a written communication clearly identifying such confidential information as it has provided. Any information properly designated in accordance with this paragraph is defined

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          as "Confidential Information," for purposes of this Agreement.
          However, any information disclosed to Motive over HP's internal electronic Assets/Systems including but not limited to voice mail, electronic mail or HP's UNIX system(s) shall automatically be deemed to be HP's confidential and proprietary information whether or not marked. Information gathered from HP's internal electronic Assets/Systems by Motive, in electronic form or otherwise, which identifies and analyzes the performance, problems, and support issues solely and directly relating to the Licensed Product(s) is not considered HP's Confidential Information. Motive's Documentation and any information regarding the, architecture, protocols, structure, or sequence of the Licensed Product(s) will be considered Motive's confidential and proprietary information.

     8.2. Access to Assets/Systems, if any, is granted solely to facilitate the business relationship described in this Agreement, and is limited to those specific Assets/Systems, time periods, and personnel designated by Motive as are separately agreed to by HP and Motive from time to time. Access is subject to business control and information protection policies, standards, and guidelines as may be provided by HP. Use of any other Assets/Systems is expressly prohibited. This prohibition applies even when an Asset/System which Motive is authorized to access serves as a gateway to other Assets/Systems outside the scope of Motive's authorization. Use of Assets/Systems during other time periods or by individuals not authorized by HP is expressly prohibited. Without limiting the foregoing, Motive warrants that it has adequate security measures in place to comply with HP information Assets/Systems. Upon reasonable notice, HP may audit Motive to verify Motive's compliance with these obligations.

     8.3. Recipient shall keep all Confidential Information in confidence. A Recipient of Confidential Information shall protect such information by using at least the same degree of care, but no less than a reasonable degree of care, as Recipient uses to protect its own information of a similar nature which it does not desire to have disseminated or published.

     8.4. Notwithstanding other statements in this Agreement to the contrary, Motive acknowledges that in performing under this Agreement, both Motive and its employees may be exposed to extremely sensitive Confidential Information stored at HP or on HP's internal servers and databases, for which there is no adequate remedy at law in the case of disclosure or threatened disclosure. Such exposure could potentially be gained through physical presence of Motive's representatives at HP Sites or through electronic access by Motive or its representatives with HP's computing systems. As to such information, Motive shall be liable for any [*] actually suffered by HP, notwithstanding any limit of liability limitation in this Agreement. Motive shall not be strictly liable for the acts of its employees, excepting the instances where the acts in question constitute deliberate misconduct or gross negligence on the part of Motive, or were enabled by gross negligence on the part of Motive in failing to take reasonable measures or at least the same measures Motive uses for similar information, to protect the security of HP's confidential information.

     8.5. A Recipient shall restrict access to Confidential Information to those of its employees having a need to know. A Recipient's obligations of confidentiality shall continue five years from date of disclosure and survive the termination of this Agreement.

     8.6. Confidential Information does not include information that:

          . was in the Recipient's possession before receipt from the Discloser;

          . is or becomes a matter of public knowledge through no fault of Recipient;

          . is rightfully received by Recipient from a third party without a duty of confidentiality;

          . is disclosed by the Discloser to a third party without a duty of confidentiality on the third party;

          .    is independently developed by Recipient;

          .    is disclosed under operation of law;

          . is disclosed by Recipient with Discloser's prior written approval; or

          .    is Object Code.

     8.7. Motive is responsible for and warrants and represents that each employee, agent or subcontractor who performs work under this Agreement has been informed of the obligations contained herein and had agreed to be bound by them. It is also the responsibility of Motive to track any necessary form to prove they have in fact informed their employees, agents or subcontractors of the obligations stated in this Agreement.


* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

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

9.   PUBLICITY
     ---------

     9.1. Neither party shall use the name(s), trademark(s) or tradename(s), whether registered or not, of the other party in publicity releases or advertising or in any other manner, including customer lists, without securing the prior written approval of the other party.

     9.2. Each party agrees not to publicize or disclose either the terms of this Agreement or the fact of its agreement and execution. In particular, no press releases shall be made without the mutual consent of Motive and HP.

10.  INDEMNIFICATION
     ---------------

     10.1. Motive shall defend all suits or proceedings brought against HP arising from claimed infringement of any third party intellectual property right by Licensed Product(s) or any other product(s) provided to HP by Motive. Motive shall indemnify HP against all costs, fees and damages in any such suit or proceeding. HP shall promptly notify Motive in writing and provide information and assistance, at Motive's expense, for such defense.

     10.2. In the event that use of the Licensed Product(s) by HP is enjoined, Motive shall at its option; (i) replace the Licensed Product(s), without additional charge, by a compatible, functionally equivalent and non-infringing product; (ii) modify the Licensed Product(s) to avoid the infringement, provided such modification(s) do not significantly change the functionality of the Licensed Product(s);
           (iii) obtain a license for HP to continue use of the Licensed Product(s) for the term of this Agreement and pay for any additional fee required for such license; or, (iv) if none of the foregoing alternatives is possible even after the Motive's reasonable commercial efforts, the Motive shall return to HP all fees paid for the Licensed Product(s).

     10.3. Motive shall be relieved of its obligations under this section to the extent that a court of law finds that infringement arises solely and directly out of compliance with HP's written specifications.

11.  LIMITATION OF LIABILITY
     -----------------------

     11.1. EXCEPT AS SET FORTH ELSEWHERE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT EVEN IF THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED TO THE OTHER PARTY. EXCEPT WITH RESPECT TO LICENSOR'S LIABILITY UNDER SECTIONS OF WARRANTIES, INDEMNIFICATION AND CONFIDENTIAL INFORMATION HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR DAMAGES FOR ANY CAUSE WHATSOEVER IN AN AMOUNT IN EXCESS OF THE [*] UNDER THIS AGREEMENT.

12.  MAINTENANCE AND SUPPORT
     -----------------------

     12.1. This Agreement and the license provided under it are not conditioned upon HP's entry into a maintenance or support relationship with Motive or any other entity. HP shall be free to seek, obtain or provide maintenance and support as it sees fit.

     12.2. Notwithstanding the foregoing, Motive shall, at HP's election, provide support and maintenance services as described in this Section.

     12.3. During the period for which the HP has subscribed to and paid for contracted annual maintenance and support for the Licensed Product(s), Motive will provide the following maintenance support of the current version of Licensed Product(s) (Motive will also support the [*] of the Licensed Product(s) for a period of [*] months. In the event HP acquires additional licenses beyond its initial acquisition, maintenance fees for such licenses shall be pro-rated to be co-terminus with HP's existing maintenance period.

     12.4. Motive's Standard Maintenance and Support Plan shall include (i) New Releases, New Versions, internationalized or localization versions, and successor products which replace a Licensed Product then currently under maintenance - to supply improvements, extensions and other changes to the Licensed Product(s) which Motive, at its discretion, deems to be logical improvements or extensions; (ii) Code Corrections - To supply code corrections to correct material deviations of unmodified Licensed Product(s) from the Specifications;
           (iii) unlimited support requests through [*] (unless otherwise state in a pricing schedule) HP designated individuals using the Motive support system technology; iv) Classic Hotline Support - To provide support service via telephone, FAX and E-Mail, [*] requests for mission critical production related situations and up to [*] requests annually for all non-critical classic support requests; and (v)
           Fixes - to supply workarounds for problems where known, answer questions and provide patches where they exist. Support requests will be made during Motive's

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Confidential                        Page 7                              (121099)
            normal principal period of service ("PPS") during the hours of [*], CST, Mon. - Fri., except Motive holidays. If on-site assistance is required and the problem is the failure of the Licensed Product(s) to materially perform to Specifications, no charge will be made. If the problem is due to other causes, Motive's then-current professional services rates for such services will be applicable and payable by HP.

     12.5. Motive [*] Extended Maintenance and Support Plan. The premium support plan provides all services in the standard plan described above in this Section on a [*] hours a day, [*] days a week schedule.

     12.6. Renewal; Charges for Subsequent Years. Unless stated otherwise in a pricing schedule, for each subsequent year after the first year maintenance term, Motive's obligation to provide maintenance and support services as described above will continue and HP's obligation to pay Motive the mutually agreed to maintenance and support charges shall be automatically renewed on either (i) the anniversary date of the first Licensed Product(s) delivery hereunder or (ii) the coterminous HP annual renewal date (annual billing date) for all such maintenance and support services unless HP has given Motive prior written notice as defined below canceling Motive's maintenance and support. Unless stated otherwise in a pricing schedule, HP will be invoiced for annual maintenance for subsequent years [*] days prior to the expiration of the annual maintenance period.

     12.7. Cancellation. HP may cancel its subscription in the maintenance and support plan(s) effective as of the next anniversary or coterminous annual renewal date by written notice to Motive received prior to the annual renewal date, or if there is an increase in annual maintenance and support charges over the preceding year by giving Motive written notice of cancellation within thirty (30) days of receipt of Motive's invoice or price quotation notice showing such increase.

     12.8. If Motive materially breaches its maintenance and support services obligations, HP may terminate such services at any time by giving [*] days prior written notice to Motive and HP shall be entitled to a [*] of [*] to Motive for any unused portion of maintenance and support services, in whole or in part, for the affected Licensed Product(s).

     12.9. Reinstatement. HP may reinstate maintenance at a later time by paying the the mutually agreed to maintenance and support charges plus a fee equal to the then current maintenance and support fees for the Licensed Product(s) times the number of annual periods the subscription was interrupted or [*] of the license fee for the Licensed Product(s) at the time the license was purchased, whichever is less.

     12.10. Scope of Coverage. Motive's maintenance support policy requires that
            (i) the same level of services shall apply to all Licensed Product(s) at the installation site, (ii) HP shall bring or keep all Licensed Product(s) it has acquired at an installation under current contracted maintenance in order to receive the maintenance update services defined in the maintenance program. The automated reporting routines contained in the Licensed Product(s) which identifies and analyzes the use and performance of the Licensed Product(s) including problems and issues that arise in connection therewith will be used by Motive to provide support services, and improve, enhance the performance of the Licensed Product(s)s offered by Motive

     12.11. Limitations on Motive's Obligations. HP understands and agrees that Motive may develop and market new or different computer programs or features which use part of the Licensed Product(s) and which perform part of the functions performed by the Licensed Product(s). Nothing contained in this Agreement gives HP any rights with respect to such products.

     12.12. Exclusions. Motive shall have no obligation to correct any error resulting from: (i) altered Licensed Product(s) or any portion of a Licensed Product(s) incorporated with or into another software to the extent the error is the sole result of such alteration, or incorporation; (ii) use of a Licensed Product(s) that is not the then current release or immediately Previous Sequential Release; or
            (iii) Licensed Product(s) problems caused by HP's negligence, abuse or misapplication, or use of Licensed Product(s) other than as specified in Motive's user manual.

13.  PROFESSIONAL SERVICES
     ---------------------

     13.1 If ordered by HP, the following terms and conditions set forth in this Section 13 "Professional Services" shall only apply to technical implementation support services supplied by Motive to HP. HP may purchase technical implementation support services ("Professional Services") from Motive in the form of service package offerings or on a time and material basis.

     13.2 Scope of Professional Services. Motive will perform the Professional Services documented in HP's purchase order or pricing schedule, which has been accepted by an official of Motive in writing. The parties acknowledge that the scope of Professional Services provided hereunder consist solely of (i) Licensed Product(s) installation, deployment assistance, interface adapter efforts, and/or non-formal software training. Motive may also offer

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Confidential                        Page 8                              (121099)
            select service package offerings under its then current price list to perform certain Professional Services on a fixed price basis. The contents and deliverables of these packages shall be defined in the then current price list or the applicable specifications. Professional Services provided to HP by Motive shall not constitute works for hire.

     13.3 Term of Professional Services. The "Term of Professional Services" performed on a time and material basis will begin and terminate on the dates or times defined in HP's purchase order or pricing schedule which has been accepted by an official of Motive in writing, unless earlier terminated in accordance with this Agreement.

     13.4 Fees and Expenses. Fees for Professional Services are defined in Motive's quotation or, where no quotation is provided, fees shall be as stated in Motive's current, price list applicable to the territory for such Professional Services. Fees and charges are due net [*] days after date of invoice by Motive. Invoices may be published on a monthly basis or at the completion of Professional Services. Professional Services fees [*] reasonable expenses for travel, food and lodging, directly related to the performance of Professional Services. Expenses for travel, food and lodging, directly related to the performance of Professional Services must be supported by receipts prior to payment by HP.

     13.5 Termination or delay of Professional Services. HP agrees that Professional Services may be terminated by either party at any time for any reason, with or without cause, by giving [*] days prior written notice to the other party; termination shall be effective [*] days after the other party's receipt of such notice. If HP delays the scheduled start of contracted Professional Services, HP shall reimburse Motive for any reasonable and actual costs incurred due to such delay. If HP terminates Professional Services before the end of the Term of Professional Services engagement, HP shall pay Motive for Professional Services completed prior to the effective termination date and reasonable and actual costs incurred by Motive as a result of such termination.

     13.6 Motive Proprietary Information. All Motive's Proprietary Information and all right, title and interest, including without limitation, all patents, copyrights, and trade secret rights any where in the world, and all other intellectual property and rights in connection therewith shall be the sole property of and remain with Motive or its licensors, as applicable. Motive Proprietary Information includes, but is not limited to, Licensed Product(s) and related documentation and any modifications thereto developed in whole or in part by Professional Services. Proprietary Information will not include [*] which does not include any components of the Licensed Products. Except for the license use rights otherwise expressly provided in this Agreement, no right, title or interest in Motive's Licensed Product(s) is granted hereunder.

     13.7 Independent Contractors. Motive is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations including, but not limited to Worker's Compensation Insurance. Nothing herein shall form or be construed to form a joint venture or partnership.

     13.8 Performance Standards. Motive's performance of Professional Services under this Agreement will be conducted with standards of practice common in the industry for such services. Motive will comply with all applicable laws and HP safety rules in the course of performing Professional Services.

     13.9 Consent to Subcontract. Motive shall not subcontract any of the services to be performed under this Agreement without the prior written consent of HP, which such consent shall not be unreasonably withheld. If, HP consents to the use of any subcontractor, such subcontractor shall be bound to the terms and conditions of this Agreement as agents of Consultant.

14.  ActiveLink Subscription Service

     14.1 Motive has established an ActiveLink Premium Subscription Service ("ActiveLink") which is an annual subscription service that provides access to a Motive web site that hosts automated software files designed to diagnose and/or resolve Technical Support problems. The ActiveLink web site contains Licensed Product files which are text files or fragments which have been activated by Motive to produce an executable program which is designed to diagnose and potentially repair technical problems being experienced by an end user. If Licensee is then currently covered under a Motive maintenance plan, Motive will provide access to an introductory basic ActiveLink service for [*] charge. Access to Motive's ActiveLink Premium service is provided on an annual subscription basis.

     14.2 ActiveLink Service Use Rights. Upon receipt of an order for maintenance or Motive's ActiveLink Premium Subscription service, Motive will grant HP an individual, non-sublicensable, non-exclusive and non-transferable right to download and use the ActiveLink contents (herein after called "Support Component") to diagnose and/or repair a Customer's Technical Support problems. Except as expressly authorized by Motive, HP will not use the Support Component for timesharing or service bureau purposes or otherwise for the benefit of a third party (other than

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Confidential                        Page 9                              (121099)

            Customers) or remove any Support Component proprietary notices or labels. HP will not provide its Customers or any other third party access to the ActiveLink Website. HP acknowledges that Motive and its licensors retain ownership of all Support Component including translations, compilations, and derivative products, any portions or copies thereof, and all rights therein. HP agrees only to use the Support Component diagnostic / repair routines through and in conjunction with licensed Motive server and desktop Licensed Products. Motive will monitor usage statistics to verify performance of Support Component.

     14.3 Cancellation. If HP chooses not to renew its ActiveLink Subscription or upon termination of this Section for breach, HP will; (i) [*] the ActiveLink web site, (ii) [*] any Support Component; and (iii) [*] Support Component and any derivative products made in connection with the Support Component.

15.  ACCESS TO SOURCE CODE
     ---------------------

     15.1. If HP's [*] with Motive by the end of [*], Motive agrees to enter into an agreement and deposit the Source Code for the Licensed Product(s) and related materials with an escrow service provider of Motive's choice. Thereafter, at HP's request and expense, Motive agrees to either (i) include HP as a beneficiary to such escrow agreement or (ii) deposit with Data Securities International, Inc. (hereinafter "DSI"), executing HP's agreement with DSI, a copy of the Source Code for the Licensed Product and related materials.

     15.2. Failure of Motive to enter into and comply with the provisions of this Section shall constitute a material breach of this Agreement.

     15.3. If Source Code is properly released under the Escrow Agreement, HP shall be entitled to a [*] to Motive for any unused portion of [*] services, in whole or in part, for the affected Licensed Product(s).

16.  MISCELLANEOUS PROVISIONS
     ------------------------

     16.1.  Notice: Unless otherwise stated, all notices, request or other
            ------
            communications shall be in writing and shall be deemed to have been given if delivered personally or mailed, by certified or registered mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth below. All notices, request or communications shall be deemed effective upon personal delivery, or three days following deposit in the mail, or courier delivery service (such as Federal Express). However, no action adverse to the other party may be taken unless the party taking action ascertains by any reasonable method that notice has been received. All notices shall be addressed to the parties as stated below:

            If to Motive:                       If to HP:

            Business Operations                 Technology Manager CCSD
            9211 Waterford Centre Blvd.         8000 Foothills Blvd., MS5749
            Austin, Tx  78758                   Roseville, CA  95747

     16.2.  Governing Law: This Agreement is made under and shall be construed
            -------------
            in accordance with the law of California, without reference to conflict of laws principals, and venue and jurisdiction shall lie in Santa Clara County, California.

     16.3.  Headings: The captions of sections of this Agreement are for
            --------
            reference only; they are not to be used in construing this agreement.

     16.4.  No Assignment: Neither party may assign or transfer any of the
            -------------
            rights or responsibilities set forth herein without the express written consent of the other party and any attempt to do so shall be void or by mutual agreement the parties may agree to terminate this Agreement. Motive recognizes that if either of HP's [*] acquires Motive, HP may elect to [*]. In case of such a [*], HP must elect to discontinue using and return the Licensed Products or elect a Sustaining Use by paying the Sustaining Use Fee agreed to in a pricing schedule. If under in the case of an acquisition described in this Paragraph, HP may elect to discontinue using and return the Licensed Products and make [*] for the Licensed Products and Documentation.

     16.5.  Waiver: Neither party's failure to exercise any of its rights
            ------
            hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

     16.6.  Entire Agreement: This document (including any referenced
            ----------------
            attachments) represents the entire agreement between the parties as to the matters set forth and integrates all prior discussions, representations, understandings, and agreements between them.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Confidential                        Page 10                             (121099)

     16.7.  Modifications: This Agreement may only be modified in writing
            -------------
            signed by an authorized representative of both Motive and HP.

     16.8.  Assignment: This Agreement shall be binding on, and inure to the
            ----------
            benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns except as outlined in Paragraph 16.4, "No Assignment".

     16.9.  Invalidity: Any invalidity, in whole or in part, of any provision of
            ----------
            this Agreement shall not affect the validity of any other of its provisions.

     16.10. No Relationship: The parties do not intend that any agency,
            ---------------
            partnership, or employment relationship is created between them by this Agreement.

     16.11. Export Control: Licensed Product(s)s and related Documentation
            --------------
            provided under this Agreement may be subject to United States export laws and regulations. HP and Motive will comply with all such laws and regulations.

     16.12. Pre-Printed Terms: Any terms and conditions contained on a HP
            -----------------
            Purchase Order or similar documents shall be null and void.

     16.13. Final Expression: The terms of this Agreement (including the
            ----------------
            referenced attachments) are intended by the parties as a final expression of their Agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms, interpreted in accordance with common American usage of the English language, and no extrinsic evidence whatsoever may be introduced in any proceeding, if any, involving this Agreement.

     IN WITNESS WHEREOF, the parties to the above referenced Software License Agreement have caused this instrument to be executed by their duly authorized representatives.

     HEWLETT-PACKARD COMPANY                  MOTIVE COMMUNICATIONS, INC.

     Signature:    /s/ Bruno Pillet           Signature:   /s/ Scott Harmon
                  ----------------------                  ------------------
     Name:         Bruno Pillet               Name:        Scott Harmon
                  ----------------------                  ------------------
     Title:        General Manager CCSD       Title:       President & CEO
                  ----------------------                  ------------------
     Date:         12/13/99                   Date:        December 13, 1999
                  ----------------------                  ------------------


     HEWLETT-PACKARD COMPANY

     Signature:    /s/ Tom Ashburn
                  ----------------------
     Name:         Tom Ashburn
                  ----------------------
     Title:        HPVP & GMCSSG
                  ----------------------
     Date:         12-13-99
                  ----------------------


Confidential                        Page 11                             (121099)

                                   APPENDIX 1

                                HEWLETT PACKARD

                             PRICING SCHEDULE NO. 1

                               DECEMBER 13, 1999

     This Pricing Schedule No. 1 ("Schedule") documents the pricing terms for software and services being licensed by Hewlett-Packard under the terms and conditions of the Software License Agreement dated December 13, 1999, Contract # MAS990003 ("Agreement"), between Motive Communications, Inc. ("Motive") and Hewlett-Packard Company ("HP"). If there are any inconsistencies or conflicts between the provisions in the Software License Agreement and this Schedule, the provisions of this Schedule shall govern and prevail.

     The purpose of this Schedule is to establish the pricing and additional terms under which HP may deploy and use Licensed Products to provide Technical Support of [*] which are sold to [*]. The term of this Schedule is the [*] period beginning [*] plus any extensions pursuant to Section 3.0 ("Term").

1.0  [*] PRICING TERMS

     1.1   [*] Usage Terms:

     During the Term, for [*] defined in Paragraph 1.5, HP may use an [*] number of the Licensed Products listed below for the sole purpose of providing Technical Support to [*]. Licensed Products provided under Section 1.0 shall not be used to support any [*] unless HP exercises the option for [*] as outlined in Section 2.0.

     For continued payment of the [*], HP will also be enrolled in Motive's Premium ActiveLink Subscription Service and will receive Motive's [*] as described in Section 12 of the Agreement and Appendix 2 for [*] charge. HP will use [*] HP U.S. points of contacts to request and receive maintenance and support.

     Licensed Products provided under this Schedule:
     -----------------------------------------------

     Motive Duet Server
     Motive Solo Server (including [*] Self Service Licensing)
     Motive Integration Server
     Motive Support Desktop (includes Motive Studio)
     Motive Concentrator
     Motive Support Tuner

     Delivery of the Licensed Products will be done electronically as designated by HP.

     1.2   Implementation Services:

     For payment of [*] in accordance with the Payment Schedule set out in Paragraph 1.5, Motive will provide the following professional services. The services will be outlined in a mutually agreed to project plan which will be incorporated into this Schedule ("Project Plan"). This fee includes domestic travel and living expenses.

     -   Set up and [*]
     -   Set up and [*].
     -   Set up and [*] Motive Duet and Motive Solo Servers
     -   Initial Training Services (to [*]
     -   [*]
     -   [*] for initial implementation and set up
     -   [*]

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No. 1 (121099)                -1-              Confidential Information

     1.3   Optional [*] Annual Maintenance & Support Fees:

     If elected by HP, Motive will provide its [*] services for [*] for the annual fee of [*]. The premium [*] is not included in the Payment Schedule and will be payable separately when exercised. The [*] fee will be prorated if exercised in mid year. The [*] Terms and Conditions of the Agreement shall apply. HP will use the same [*] HP U.S. points of contacts to request and receive [*].

     1.4   Annual Usage Fees:

     The following fees (called "[*]") are the [*] fees associated with [*] of the Licensed Products [*]. These fees have been included in the Payment Schedule outlined in Paragraph 1.5. This Paragraph 1.4 does not include any fees for support of [*] as outlined in Section 2.0 unless HP elects to pay the [*] in Paragraphs 2.1 and 2.2.


Year                                      Annual Usage Fee:
----                                      ----------------
--------------------------------------------------------------------------------
1    [*]                                  [*]
--------------------------------------------------------------------------------
2    [*]                                  [*]
--------------------------------------------------------------------------------
3    [*]                                  [*]
--------------------------------------------------------------------------------

     1.5   Payment Schedule:

     The following table outlines the payment schedule for all fees payable by HP under Section 1.0 for [*] of the Licensed Products to support [*] (fees from Paragraphs 1.1 through 1.4). This schedule does not include any fees for [*] which are outlined in Section 2.0. This Paragraph 1.5 does not include any amounts for support of [*] as outlined in Section 2.0 unless HP elects to pay the [*] fees in 2.1 and 2.2.

Date                  Amount                             Description
----                  ------                             -----------
                                                         ("M&S means Maintenance
                                                         -----------------------
                                                         and Support)
                                                         ------------
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------
[*]                   [*]                                [*]
--------------------------------------------------------------------------------

Total                 [*]
--------------------------------------------------------------------------------

     * Note: "[*]" payment shall be due upon the [*] per the Project Plan (which are based on HP and Motive meeting their resource and project obligations described in the Project Plan) or [*].

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No. 1 (121099)                -2-              Confidential Information

2.0  [*] PRODUCT PRICING TERMS

     The following fees apply solely to providing Technical Support to [*]). The fees shown below are in addition to the fees outlined in Section 1.0 and are in addition to the payments outlined in the Paragraph 1.5, Payment Schedule. This Section only applies if HP continues to pay the [*] in
     Section 1.0.

     2.1   [*] Fee:


     [*] Fee:    [*]

     At any time during [*], HP may make an [*] payment of [*]. For payment of this [*] amount, HP may use throughout the [*] number of the Licensed Products listed in this Schedule for the sole purpose of providing [*].

     2.2   Annual Maintenance & Support Fees:

     For an additional annual fee of $[*], Motive will provide its standard [*] services to HP [*]. The Maintenance and Support Fee will be paid [*] on the date HP exercises this [*] option. Maintenance fees will be prorated to be coterminous with the annual maintenance periods for the [*]. The Maintenance and Support Terms and Conditions of the Agreement shall apply. HP will use [*] HP U.S. points of contacts to request and receive maintenance and support for [*].

     2.3   Optional [*] Annual Maintenance & Support Fees:

     If elected by HP, Motive will provide its [*] Maintenance and Support services for [*] Products for the annual fee of [*]. The [*] Maintenance and Support Fee is not included in the Payment Schedule and will be payable separately when exercised. The [*] fee will be prorated if exercised in mid year. The Maintenance and Support Terms and Conditions of the Agreement shall apply. HP will use the same additional [*] HP U.S. points of contacts as described in Paragraph 2.2 above to request and receive premium maintenance and support.

3.0  TERM EXTENSIONS:

     On an [*] basis, beginning [*], HP and Motive will [*] the then current Term for an [*] and mutually agree on [*] for [*] for the [*].

4.0  SUSTAINING USE:

     At HP's option, for a period of up [*] after the [*], HP may choose to continue supporting existing HP Product units already shipped and supported by the Licensed Products by paying Motive an [*]). HP agrees not to deploy the Licensed Products on [*] during this period. For payment of the [*], HP will be entitled to receive standard 5x10 Maintenance and Support as well as Motive's Premium ActiveLink Subscription during the extended Sustaining Use period for [*].

5.0  LICENSE AND USAGE RIGHTS AT CONCLUSION OF TERM:

     At the end of the Term or at the end of the [*] period outlined in 4.0, HP's [*] right to the Licensed Products [*] and [*] (i) [*] deploying or [*] any Licensed Products licensed under this Schedule; (ii) [*] installed Licensed Products to support its [*]; and (iii) [*] and [*] Motive ActiveLink and [*] any Active Content Files downloaded from ActiveLink.

6.0  SUPPORT OF [*] PRODUCTS:

     During the Term, HP may provide Technical Support for [*] by HP that are used by a Customer provided that the number of [*] does not exceed [*] of the total number of computers being supported for that individual Customer.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No. 1 (121099)                -3-              Confidential Information

7.0  PROFESSIONAL SERVICES:

     For a period of [*] from the date this Schedule is executed, HP may purchase additional Professional Services, in blocks of [*] increments, at a daily rate of [*] per day. One day is defined as one person for an eight hour day. The daily rate includes travel and living expenses.

8.0  OTHER TERMS AND CONDITIONS:

     8.1 All pricing and fees are based on [*] of Support Chain Automation technology during the [*] provided the Licensed Products perform in accordance with the Specifications.


     8.2 In consideration of the [*] provided, HP agrees to work with Motive on the [*] Motive Concentrator [*]. Subject to mutual agreement, [*] will provide [*] around this offering by actively including the product in its commercial [*]. Specifically, [*]:

     . will participate in [*] of the technology and its initial capabilities and configuration. [*] will identify at least [*] from its [*] team to review product specifications and participate proactively in [*].
     . will install [*] different [*] of the product at [*] and execute the documented installation, setup and user [*]. These [*] must include simulations of interconnections [*].
     . will, as mutually agreed, include the Motive Concentrator [*] at [*] to [*] Customers that install and activate [*].
     . will, as mutually agreed, [*] specifically for the [*] of the Motive Concentrator. This [*] defines the look, feel and default [*] of the Concentrator.
     . will, as mutually agreed, [*] and personnel needed to assist [*] customers with the [*] Motive Concentrator [*].

     8.3 [*] Fees are based on and only apply to the [*] for which [*] is providing [*].. If through acquisitions or mergers HP [*] of these [*] by more than [*] charges may apply.

     8.4 HP and Motive agree to work together to [*] the Licensed Products as soon as possible which is currently expected to be end of year [*]. This would include [*].

IN WITNESS WHEREOF, the parties to the above referenced Software License Agreement have caused this instrument to be executed by their duly authorized representatives. HP, by its execution hereof, orders and purchases for delivery, under the terms and conditions of the Agreement, the Licensed Product(s) and Support Services provided in accordance with this Schedule.

Hewlett-Packard Company                         Motive Communications, Inc.

By:     /s/ Bruno Pillet                        By:     /s/ Scott Harmon
       -----------------------                         --------------------
Name:   Bruno Pillet                            Name:   Scott Harmon
       -----------------------                         --------------------
Title:  General Manager CCSD                    Title:  President & CEO
       -----------------------                         --------------------
Date:   12/13/99                                Date:   December 13, 1999
       -----------------------                         --------------------


Hewlett-Packard Company

By:     /s/ Tom Ashburn
       -----------------------
Name:   Tom Ashburn
       -----------------------
Title:  HPVP & GMCSSG
       -----------------------
Date:   12-13-99
       -----------------------

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No. 1 (121099)                -4-              Confidential Information

                                  APPENDIX 2

                    SUPPORT SERVICES ESCALATION PROCEEDURES

          During the initial period for which HP has subscribed to and paid for contracted annual maintenance and support for the Licensed Product(s), and any subsequent renewal periods thereafter, Motive will provide the following maintenance services. In the event HP acquires additional licenses beyond its initial acquisition, maintenance fees for such licenses shall be pro-rated to be co-terminus with HP's existing maintenance.

SCOPE OF SUPPORT SERVICES.  Motive shall use commercially reasonable efforts to
-------------------------
provide the following services for the Licensed Product(s) during the hours specified:

 .    Maintain a center capable of receiving information from HPs through the
     Motive Assistant, electronic mail , fax, telephone or postal mail.

 .    Information will also be made available via the internet.

 .    Standard support and error correction allow for up [*] people designated by
     HP to Motive in writing to have access to the Motive support organization ("Authorized Contact Persons"). Additional contacts may be purchased, if so desired by the customer.

 .    All inquiries to technical support must be made by an Authorized Contact
     Person.

 .    Licensed Product(s) updates that Motive, in its discretion, makes generally available without additional charge.

 .    Motive shall make reasonable effort to accommodate requests for modifications; however, Motive is under no obligation to incorporate those requests from HP in future releases of any product or product component.

 .    From time to time Motive may provide HP with on-site support in the form of installation, configuration, and training assistance.

ERROR SEVERITY LEVELS.  Motive shall exercise commercially reasonable efforts to
---------------------
correct any Error reported by HP in the current unmodified release of Licensed Product(s) in accordance with the Severity level reasonably assigned to such Error by Motive.

 .    Severity 1 Errors - Motive shall promptly commence the following procedures: (i) assign Motive engineers to investigate the Error; (ii) notify Motive management that such Errors have been reported and of steps being taken to correct such Error(s); (iii) provide HP with periodic reports on the status of the investigation; and (iv) initiate work to provide HP with a Workaround or Fix. If Motive has not fixed the Error or provided a workaround within [*], the Error will be reported to senior Motive management for further review and focus.

 .    Severity 2 Errors - Motive shall exercise [*] to provide HP with a Fix or workaround for the Error. Motive will escalate the Error to upper management as described above for Severity 1 Errors above and shall include the Fix in the next regular Licensed Product(s) maintenance release.

 .    Severity 3 Errors - Motive may include the Fix for the Error in a [*] of the Licensed Product(s).

HP is responsible for providing sufficient information and data to allow Motive to readily reproduce all reported Errors. If Motive believes that a problem reported by HP may not be due to an Error in a Licensed Product(s), Motive will so notify HP

EXCLUSIONS.  Motive shall have no obligation to support: (i) Licensed Product(s)
----------
which has been altered by HP without Motives authorization or direction or damaged Licensed Product(s) or any portion of a Licensed Product(s) incorporated with or into other software without Motives authorization or direction; (ii) Licensed Product(s) that is not the then current release or immediately Previous Sequential Release; (iii) Licensed Product(s) problems caused by HP's negligence, abuse or misapplication, use of Licensed Product(s) other than as specified in Motive's user manual or other causes beyond the control of Motive; or (iv) Licensed Product(s) installed on any hardware that is not supported by Motive. Motive shall have no liability for any changes in HP's hardware which may be necessary to use Licensed Product(s) due to a Workaround or maintenance release.

SERVICE OPTIONS

The following paragraphs outlines the type of service options which may be selected by HP.

 .    Motivated Support Package.
     - Hours of (5x10) Support: 8:00 a.m. to 6:00 p.m. CST normal business days.
     - Response Time: [*] minutes for support requests made through the Motive support system and [*] hours for classic support requests (phone, Email, or Web submissions).
     - Description: [*] Motive support requests; [*] Severity 1 classic support requests; [*] Severity 2 and 3 classic support requests.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Motive Support Services (121698)        1

 .    Premium Motivated Support Package.

     - Hours of Support: 24 hours a day, seven days a week for Severity [*] requests.
     - Response Time: [*] minutes for support requests made through the Motive support system and [*] hours for classic support requests (phone, Email, or Web submissions).
     - Description: [*] response for Severity [*] Requests; [*] Motive support requests; [*] Severity [*] classic support requests; [*] Severity 2 and 3 classic support requests.

MISCELLANEOUS
-------------

 .    Motive Recognized Holidays: New Year's Day, Memorial Day, Fourth of July
     Labor Day, Thanksgiving and Friday following Thanksgiving, and Christmas
     Day

ESCALATION CONTACTS
-------------------

If HP is unsatisfied with the quality of support being received, please contact one of the following individuals in accordance with the appropriate Severity level at (512) 339-8335:

 .    Severity 3:  Tony Frey, Mgr. Technical Support

 .    Severity 2:  Chris Chauvin, Dir. Professional Services

 .    Severity 1:  Scott Abel, VP Business Development

DEFINITIONS.
-----------

 .    "Error" means a defect in a Licensed Product(s) as compared to Motive's published performance specifications which significantly degrades such Licensed Product(s).

 .    "Error Correction" means the use of reasonable commercial efforts to correct Errors.

 .    "Fix" means the repair or replacement of object or executable code of a
     Licensed Product(s) to remedy an Error.

 .    "Previous Sequential Release" means the release of a Licensed Product(s)
     which has been [*] by a subsequent release of the same Licensed Product(s). Notwithstanding anything else, a Previous Sequential Release will be supported by Motive only for a period of [*] months after release of the subsequent release.

 .    "Severity 1 Error" means an Error which impacts production environments only. The Motive System is mission critical and the situation is an emergency for the Customer. This Error prevents the user from performing a mission critical action or task in the system.

 .    "Severity 2 Error" means an error in which a minor functionality is experiencing a reproducible problem which causes minor inconvenience to the user.

 .    "Severity 3 Error" means an Error in which an important function is experiencing an intermittent problem or a common non-essential operation is failing consistently.

 .    "Support Services" means Motive support services as described in Section 1.

 .    "Standard Support" means technical support assistance provided by Motive via telephone, electronic mail, fax, or postal mail to the Technical Support Contact during normal business hours concerning the installation and use of the then current release of a Licensed Product(s) and the Previous Sequential Release.

 .    "Workaround" means a change in the procedures followed or data supplied by
     HP to avoid an Error without substantially impairing HP's use of a Licensed Product(s).

 .    "Response" means acknowledgement of problem received containing assigned support engineer name, problem queue name, data and time assigned, and severity assignment.

 .    "Regular Hours" means 8:00 A.M. to 6:00 P.M. Central Time on Motive's regular business days excluding regularly scheduled holidays.

 .    "Extended Hours" means twenty four (24) hours per day, seven days per week.

THESE TERMS AND CONDITIONS DEFINE A SERVICE ARRANGEMENT AND NOT A PRODUCT WARRANTY. ALL PRODUCTS, PRODUCT COMPONENTS AND MATERIALS RELATED THERETO ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THE APPLICABLE LICENSE AGREEMENT. THESE TERM AND CONDITIONS DO NOT CHANGE OR SUPERSEDE ANY TERM OF ANY SUCH AGREEMENT.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Motive Support Services (121698)        2

                                AMENDMENT #1 T0
                           SOFTWARE LICENSE AGREEMENT
                            DATED DECEMBER 13, 1999
                                    BETWEEN
                            HEWLETT PACKARD COMPANY
                                      AND
                          MOTIVE COMMUNICATIONS, INC.


This Amendment # 1 ("Amendment # 1") to that certain Software License Agreement entered as of December 13, 1999, by and between Hewlett Packard Company ("HP") and Motive Communications, Inc. ("Motive") is entered into by and between HP and Motive effective as of February 7, 2000 ("Effective Date").


     A. WHEREAS, HP and Motive entered into a Software License Agreement as of December 13, 1999 (the "Agreement") under which Motive granted HP a license to use Motive's software programs known as the Licensed Product(s) designated in Pricing Schedule No. 1, upon the terms and conditions set forth in the Agreement; and


     B. WHEREAS, HP and Motive desire to modify and amend the Agreement as set forth in this Amendment #1 and in Pricing Schedule No. 2 so that HP may use the Licensed Products to provide Technical Support for the HPD Products (defined in Section 1.16 hereof); and


     C. WHEREAS, HP and Motive desire to maintain without modification or amendment the terms and conditions of the Agreement and Pricing Schedule No. 1 with respect to the commercial HP Products that are the subject of the Agreement and Pricing Schedule No. 1.


NOW, THEREFORE, the parties agree as follows:


1. Section 1 of the Agreement is hereby amended to add the following new sections:

     (a)  Section 1.17

     "HPD Product" means [*], which are targeted to the [*]. HPD Products are HP Products as defined in Section 1.3 of the Agreement and are included in the definition of HP Products for purposes of the Agreement.

     (b)  Section 1.18

     "HP Property" means the material independently developed by HP, its agents and third-party contractors for use with the Licensed Products(s), including without limitation, text, graphics, page design and structure, the organization and presentation of such material, its look and feel, and all associated intellectual property rights. HP Property does not include any portion of the Licensed Product(s).

2. Section 1.6 of the Agreement is hereby modified as follows, solely with respect to the HPD Products:

     "Licensed Products(s)" means (a) the products listed on Pricing Schedule No. 2, (b) any and all related Documentation, (c) New Releases, and (d) New Versions.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Software License Agreement             -1-                          Confidential
Amendment No. 1 (020400)

3. Section 2 of the Agreement is hereby amended to add the following, solely with respect to the HPD Products:

     (a) Section 2.9:

     HP retains all right, title and interest in the [*], including all [*] therein. HP hereby grants to Motive a [*] to use the [*] solely for the purposes of providing the Professional Services described in this Amendment #1 and in Pricing Schedule No. 2. No other right or license, express or implied, to the [*] is granted hereby. HP expressly reserves all rights in and to the [*] other than those granted in this Amendment #1.

     (b) Section 2.10:

     HP shall have the right to use and deploy during the Term of the Pricing Schedule No. 2 any [*] to the Licensed Products which are not covered under Maintenance but were created by [*] under the Agreement.

     (c) Section 2.11

     The parties acknowledge and agree that HP's principle purpose in making use of Motive's Professional Services is to integrate and deploy the [*] with the Licensed Product(s)' self-service and assisted service functionality to [*]. Accordingly, Motive agrees to cooperate with HP to further such purpose for a period of [*] months from the [*] of the [*] with the Licensed Products on the HPD Product. The foregoing sentence does not contemplate additional Professional Services for HP on the part of Motive beyond those specified in the Agreement as amended and in Pricing Schedule No. 2. If HP requires any additional Professional Services from Motive, all such services will be provided pursuant to a mutually agreed written Pricing Schedule executed by both parties. Nothing herein precludes Motive from developing other user interfaces which may perform similar functions as the HP Property as long as such development is done without use or disclosure of HP's [*] of HP's [*].

4. Section 8 of the Agreement is hereby amended to add the following Section 8.1.1, solely with respect to the HPD Products:

     HP hereby designates the [*] and the fact that [*] as the Confidential Information of HP under this Section 8, and Motive hereby acknowledges and agrees to such designation.

5. Section 12 of the Agreement is hereby modified as follows, solely with respect to the HPD Products:

     (a) The second sentence of Section 12.3 is hereby replaced with the following:

     Motive will support the [*] release of the Licensed Product(s) for a period of [*] after release of the [*] of the Licensed Product(s).

     (b)  Section 12.4 is hereby replaced in its entirety with the following:

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Software License Agreement             -2-                          Confidential
Amendment No. 1 (020400)

     Motive's Standard Maintenance and Support Plan shall include (i) New Releases, New Versions, [*], and [*] then currently under maintenance to supply improvements, extensions and other changes to the Licensed Product(s) which Motive, at its discretion, deems to be logical improvements, extensions; (ii) Code Corrections to correct material deviations of the unmodified portion of the Licensed Product(s) from the Specifications (maintenance and support of the modified portions of the License Products made by HP or by Motive for HP will be the responsibility of HP; (iii) [*] support requests through [*] HP designated individuals, using the Motive support system technology; (iv) Classic Hotline Support to provide support service via telephone, FAX, and E-mail, including [*] requests for mission critical production related situations and up to [*] requests annually for all non-critical classic (telephone, FAX, and email) support requests; and (v) Fixes to supply workarounds for problems, answer questions and provide patches where a patch is required for a fix. Support requests will be made pursuant to Motive's principal period of service ("PPS") during the hours of [*], CST, Monday through Friday, with the exception of Motive holidays. If on-site assistance is required and the problem is the failure of the Licensed Product(s) to materially perform to Specifications, [*] charge will be made. If the problem is due to causes other than Licensed Product(s) failure to perform to Specifications, Motive's [*] professional services rates for such services will be applicable and [*].


     Mission critical support requests for Licensed Product(s) is defined as follows:

     Emergency situations in which Licensed Product(s) are not usable, produce incorrect results, lose information or data, or fail catastrophically in response to internal errors, user errors or incorrect input files, or cause an inordinate number of consumer support requests; or detrimental or serious situations where there is a severe impact on use or performance of the Licensed Product(s) (ie. Licensed Product(s) experience one or more inoperable commands or functions that degrade usability) and cause an inordinate number of consumer support requests.

     Non critical support requests for Licensed Product(s) is defined as follows:

     Inconvenient situation in which the Licensed Product(s) are usable but do not provide a function in the most convenient or expeditious manner, but use of the Licensed Product(s) suffers little or no significant impact.


6. Section 13 of the Agreement is hereby modified and amended as follows, solely with respect to the HPD Products:


     (a) The second sentence of Section 13.2 ("Scope of Professional Services") is hereby deleted.

     (b) Section 13.2 is hereby further modified to add the following after its last sentence:

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Software License Agreement            -3-                           Confidential
Amendment No. 1 (020400)

     The parties expressly agree that the scope of Motive's Professional Services to HP with respect to the transactions contemplated under this Amendment #1 and Pricing Schedule No. 2 (i) [*] include any modification or creation of derivative works of the [*] by Motive; (ii) includes [*] to and training of [*], its agents and [*], on the features and use of the Licensed Products and the integration of the Licensed Products with the [*]; (iii) includes the physical integration of the [*] without modification with the Licensed Products to enable the functionality of the Licensed Products. Nothing in this Section 13.2 affects the ownership rights of HP in the [*] and of Motive in the Licensed Products.

     (c)  The following new Section 13.10 is hereby added:

     Motive agrees to carry such adequate health, auto, workers compensation, and liability insurance as is required or common practice in its trade or business.

7. Section 15 of the Agreement is hereby amended to add the following Section 15.1.1:

     Motive and HP have executed an escrow agreement ("Escrow Agreement"), with Data Securities International, Inc. (hereinafter "DSI") and deposited with DSI, a copy of the Source Code for the Licensed Product(s) bundled with HPD Product(s) along with related materials, including Documentation in accordance with the terms of the Escrow Agreement.

8.   Section 16 of the Agreement is hereby amended to include the following:

     If the notice concerns this Amendment #1 or Pricing Schedule No. 2, to HP:

     [*]
     Hewlett-Packard Company
     10500 Ridgeview Court, MS 49DU/OG
     P.O. Box 4010
     Cupertino, California 95015-4010

9.   Definitions. Capitalized terms used in this Amendment #1 and not defined
     ------------
     herein shall have the meanings set forth in the Agreement.

10.  Counterparts.  This Amendment #1 may be executed in counterparts, each of
     ------------
     which shall be deemed an original.

11.  Survival.  The following provisions of this Amendment #1 survive any
     --------
     expiration or termination of the Agreement as amended: Section 1, Section 2, Section 3(a), Section 3(b), Section 4, Section 7, Section 8, Section 9,
     Section 10, Section 11, and Section 12.


* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Software License Agreement            -4-                           Confidential
Amendment No. 1 (020400)

12.  Precedence.  To the extent of any conflict between the terms and conditions
     ----------
     of this Amendment #1 and those of the Agreement with respect to the subject matter of this Amendment #1, this Amendment #1 supersedes the Agreement.


     Except as otherwise expressly set forth herein, the Agreement and each and every provision thereof shall remain in full force and effect.


     IN WITNESS WHEREOF, HP and Motive have executed this Amendment #1 as of the date first written above.


HEWLETT PACKARD COMPANY              MOTIVE COMMUNICATIONS, INC.

By:          /s/ John Romano         By:         /s/ Christopher A. Burch
   --------------------------------     --------------------------------------

Print Name: John Romano              Print Name: Christopher A. Burch
           ------------------------             ------------------------------

Title:      General Manager--HPD     Title:      Manager of Contract Services
      -----------------------------        -----------------------------------

                                                 February 7, 2000

Software License Agreement            -5-                           Confidential
Amendment No. 1 (020400)

                                  APPENDIX II

                                HEWLETT-PACKARD

                            PRICING SCHEDULE NO. 2

                               FEBRUARY 7, 2000

     This Pricing Schedule No. 2 ("Schedule") documents the pricing terms for software and services licensed by Hewlett-Packard Company under the terms and conditions of the Software License Agreement dated December 13, 1999, contract #MAS990003 ("Agreement"), as amended on February 7, 2000 ("Amendment #1"), between Motive Communications, Inc. ("Motive") and HP.

     The purpose of this Schedule is to (i) exercise the option as set forth in
Section 2.0 of Pricing Schedule No. 1, dated December 13, 1999 and (ii) to establish the pricing and additional terms under which HP may [*] Licensed Product(s) to provide [*] bundled with Licensed Product(s).

     Licensed Product(s) provided under this Schedule:

     Motive Duet Server
     Motive Solo Server (including [*] Self-Service Licensing)
     Motive Integration Server
     Motive Support Dekstop (includes Motive Studio)
     Motive Support Tuner

     Schedule Fees for [*] Support:

     [*]**                          [*]
     Annual Maintenance Fee [*]     [*]
     Professional Services          [*]

     Total Fees:                    [*]

     **One time fee for the [*] of the Agreement.

     Payment Terms:

     Upon [*], Motive will invoice HP [*]. Pursuant to the Agreement, all payments will be made [*] after receipt of Motive's invoice by HP.

     Professional Services:

     For payment of [*], Motive will provide the professional services to HP as outlined in the following statement of work. This fee [*] reasonable domestic travel and living expenses. The services will be further specified and described in a mutually agreed written project plan, which will be incorporated into this Schedule ("Project Plan").

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No.2 (020400)                -1-                           Confidential

     Professional Services Statement of Work

     HP and Motive will mutually agree to a written timetable for performance of the services provided under this statement of work.

     Planning & Managing

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     Requirements & Design

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     Installation & Configuration

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     Development

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     Test

     .    [*]

     .    [*]

     .    [*]

     .    [*]

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No.2 (020400)                -2-                           Confidential

     Production

     .    [*]

     .    [*]

     .    [*]

     .    [*]

     .    [*]


     HP may purchase additional professional services at a daily rate of [*] per day. One day is defined as one person for an eight hour day. The daily rate includes travel and living expenses.

     The parties agree that notwithstanding the itemization of services in this Statement of Work, Section 6(b) of Amendment #1 governs the scope of Professional Services and supersedes the itemized services in the Statement of Work to the extent of any conflict with the scope set forth in Section 6(b).


     [*] Proprietary Information:


     [*] retains all right, title and interest in the [*], including all [*] therein. [*] hereby grants to [*] a [*] license to use the [*] solely for the purposes of providing the Professional Services described in this Amendment #1 and in Pricing Schedule No. 2. No other right or license, express or implied, to the [*] is granted hereby. [*] expressly reserves all rights in and to the [*] other than those granted in this Amendment #1.

     The parties acknowledge and agree that [*] principle purpose in making [*] Professional Services is to [*] with the Licensed Product(s)' [*]. Accordingly, [*] agrees to cooperate with [*] to further such [*] of the [*] with the Licensed Products on the [*]. The foregoing sentence does not contemplate additional Professional Services for [*] on the part of [*] beyond those specified in the Agreement as amended and in Pricing Schedule No. 2. If [*] requires any additional Professional Services from [*], all such services will be provided pursuant to a mutually agreed written Pricing Schedule executed by both parties. Nothing herein precludes [*] from [*] other user interfaces which may perform similar functions as the [*] as long as such [*] is done without use or disclosure of HP's [*] or violation of HP's [*].


     [*] Proprietary Information:


     [*] proprietary information includes [*].[*] proprietary information does not include the [*]. Except for the license use rights otherwise expressly provided in the Agreement, no right, title or interest in [*] is granted hereunder.


     Term Extensions:


      On an annual basis, beginning [*], HP and Motive may negotiate in good faith to extend the then current Term for [*] and may mutually agree on additional fees for continued [*] for Licensed Product(s) bundled with [*] for the [*] year.

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No.2 (020400)                -3-                           Confidential

     Sustaining Use:

     At HP's option, for a period of up [*] years after the Term, HP may choose to continue [*] by the Licensed Products by continuing to [*] for [*] support or [*] for [*] support) for each year HP wants [*]. During this [*] period, HP agrees not to deploy the Licensed Products on [*]. For payment of the [*] fee, HP will be entitled to receive standard [*] as well as Motive's Premium ActiveLink Subscription during the extended [*] period.

     [*] at Conclusion of Term:

     At the [*] or at the [*] outlined above, [*] to the Licensed Products [*] and HP agrees to immediately (i) [*] any Licensed Products licensed under this Schedule; (ii) [*] Licensed Products to support its [*]; and (iii) [*] Motive ActiveLink and [*] any ActiveContent files downloaded from ActiveLink.

     Entire Agreement:

     This Schedule, together with the Agreement, as amended by Amendment #1, Schedule No. 1, and any attachments hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior and contemporaneous discussions or understandings between them relating to HP's use of the Licensed Products to provide Technical Support for [*]. If there are any inconsistencies or conflicts between the provisions in the Agreement and this Schedule, the provisions of this Schedule shall govern and prevail. Capitalized terms used in this Schedule and not defined herein shall have the meanings set forth in the Agreement or in Amendment #1, as applicable. Except as otherwise expressly set forth herein and in Amendment #1, the Agreement and each and every provision thereof shall remain in full force and effect.

     Counterparts:

     This Schedule may be executed in counterparts, each of which shall be deemed an original.


     IN WITNESS WHEREOF, HP and Motive have executed this Schedule as of the date first written above.

HEWLETT PACKARD COMPANY              MOTIVE COMMUNICATIONS, INC.

By:          /s/ John Romano         By:         /s/ Christopher A. Burch
   --------------------------------     --------------------------------------

Print Name: John Romano              Print Name: Christopher A. Burch
           ------------------------             ------------------------------

Title:      General Manager--HPD     Title:      Manager of Contract Services
      -----------------------------        -----------------------------------

                                                 February 7, 2000

* Certain confidential information on this page has been omitted and filed with the Securities and Exchange Commission.

Schedule No.2 (020400)                -4-                           Confidential